Exhibit 10.6

SERVICE AGREEMENT

THIS AGREEMENT is between Red Reef Laboratories International, Inc.
(hereinafter referred to as “Company”) and Mica Capital Partners LLC maintaining its principal offices at 255 G Street Suite 689, San Diego, CA 92101 (hereinafter referred to as the “MCP”)

1.
ENGAGEMENT: MCP is a public relations firm that specializes in distributing information about publicly traded companies to the investment community via the Internet based technologies, utilizing websites, e-mail messages, blogs, podcast’s, streaming media, wap (wireless) technology and our electronic newsletters. The Company is publicly traded and desires to publicize itself with the intention of making its name and business better known to the investment community. Therefore, the Company hereby engages MCP to perform financial relations as described further in this Agreement. We will also provide telemarketing services.

2.
TERM OF AGREEMENT: Services to be performed under this Agreement shall commence upon execution of this Agreement and shall continue for a period of one (3) months. This Agreement must be prepaid and is non-cancelable.

3.	MARKETING PROGRAM: In its performance hereunder MCP will:

MCP agrees to distribute company Smallcap.TV Alerts on the subject company. The News Alerts will be posted on MCP’s Web site, Smallcap.TV, Hotstcokpress.com and will be sent to over 300,000 opt-in email addresses owned by MCP. In order to amplify the information, an agent of MCP will place messages with links to the company news alert on over 300 of the most active financial message boards on the Web, Smallcap.TV Traders Alert Press Releases, and many other distribution Channels . The company news alert will remain on the Web site home page for at least 6 Month’s and will remain in the archives indefinitely.

The profile date will be March 27th, 2007 - May 27, 2007.

2)
MCP shall issue a disclaimer on all its transmissions sent to investors that clearly states it has been compensated The exact compensation package shall be enumerated and identified. MCP shall be responsible for compliance with Section 17(b) of the Securities Act of 1933, as amended, with respect to any services which it renders pursuant to this agreement, and specifically agrees that it will disclose the amount and form of any compensation which it receives for its services.

3)	Create, build and continually enhance an e-mail database of all contacts that have expressed an interest in receiving on-going information on the Company.

COMPENSATION AND EXPENSES: In consideration of the services to be performed by MCPL, the Company agrees to pay compensation to MCPL as follows:

1) Company agrees to pay a $10,000 retainer fee for the first month and $5,000 per month there after and 10,000,000 Restricted (Restricted with Piggy Back Registration Rights) shares of (OTCBB: RRLB) as an advertising fee.

2) Company agrees to provide MCP with any and all company press releases that pertain to the actions of “company” that could in any way affect the value of its stock, once those press releases have been released to the public. Further, prior to the scheduled promotional date, Company agrees to send by *email* to MCP a write-up of the Company that explains the merits of the Company to potential investors.

3) Company shall begin the process of the aforementioned restricted shares at the very signing of this agreement. Full payment must be in MCP’s account at least two full trading days prior to the intended promotional date.

BOARD APPROVAL: To the extent that it is required, the Board of Directors of the Company has duly authorized the execution of this Agreement by the Company.

LIMITATION OF LIABILITY: If MCP fails to perform its duties under this Agreement its entire liability to the Company shall not exceed the amount of compensation MCP has received from the Company

CONFIDENTIALITY: Until such time as the same may become publicly known, MCPL agrees that any information of a confidential nature will not be disclosed to third parties, except in the performance of this Agreement.

GENERAL: This Agreement is subject to the following conditions:

a.	This Agreement shall be governed by and interpreted under the laws of the State of California where MP has been incorporated.

b.	In all instances, references to dollars shall be deemed to be United States Dollars.

c.	This Agreement may be executed in multiple counterparts, and by fax transmission, each of which shall be deemed an original

Executed as a sealed instrument as of the last day and year shown hereunder.

/s/ Red Reef Laboratories International, Inc.

By: ____________________________  Date: _________________________

Print Name: ______________________

/s/ Mica Capital Partners LLC

By: _____________________________  Date: _________________________

Print Name: ______________________